Q4 and FY2021 Update 1 Exhibit 99.1

Highlights 03 Financial Summary 04 Operational Summary 07 Vehicle Capacity            09 Core Technology                   10 Other Highlights 11 Outlook 12 Photos & Charts                                                                     13 Key Metrics                                                                           27 Financial Statements 29 Additional Information 36

2021 was a breakthrough year for Tesla. There should no longer be doubt about the viability and profitability of electric vehicles. With our deliveries up 87% in 2021, we achieved the highest quarterly operating margin among all volume OEMs, based on the latest available data(2), demonstrating that EVs can be more profitable than combustion engine vehicles.  Additionally, we generated $5.5B of GAAP net income and $5.0B of free cash flow in 2021 – after spending $6.5B to build out new factories and on other capital expenditures.   After a successful 2021, our focus shifts to the future. We aim to increase our production as quickly as we can, not only through ramping production at new factories in Austin and Berlin, but also by maximizing output from our established factories in Fremont and Shanghai. We believe competitiveness in the EV market will be determined by the ability to add capacity across the supply chain and ramp production.  Full Self-Driving (FSD) software remains one of our primary areas of focus. Over time, our software-related profit should accelerate our overall profitability. More importantly, FSD is a key component to improve automobile safety as well as further accelerating the world’s transition to sustainable energy through higher utilization of our vehicles. While 2021 was a defining year for our company, we believe we are just at the very early stages of our journey. Thank you for being part of it.  Operating cash flow less capex (free cash flow) of $2.8B in Q4 In total, $1.5B increase in our cash and cash equivalents in Q4 to $17.6B Cash Record vehicle deliveries of 0.94 million in 2021 Annualized vehicle production run-rate of over 1.22 million in Q4-2021 Profitability $2.6B GAAP operating income; 14.7% operating margin in Q4 $2.3B GAAP net income; $2.9B non-GAAP net income (ex-SBC1) in Q4 30.6% GAAP Automotive gross margin (29.2% ex-credits) in Q4 Operations S U M M A R Y H I G H L I G H T S (1) SBC = stock-based compensation. (2) Calendar Q3-2021 was the last widely reported quarter across OEMs

F I N A N C I A L  S U M M A R Y (Unaudited) (1)EPS = earnings per share. 4

F I N A N C I A L  S U M M A R Y (Unaudited) (1)EPS = earnings per share. 5

FINANCIAL SUMMARY

Revenue

Total revenue grew 65% YoY in Q4 to $17.7B. YoY, revenue was impacted by the following items:

+ growth in vehicle deliveries
+ growth in other parts of the business

Profitability

Our operating income improved to $2.6B in Q4 compared to the same period last year, resulting in a 14.7% operating margin. This profit level was reached while incurring SBC expense attributable to the 2018 CEO award of $245M in Q4, driven by the final two operational milestones becoming probable. YoY, operating income was primarily impacted by the following items:

+ further per vehicle cost (COGS) reduction
+ growth in vehicle deliveries
+ improved profitability of automotive leasing and Service & Other business
- increase in SG&A driven mainly by $340M payroll tax on 2012 CEO award option exercise
- rising raw material, commodity, logistics and expedite costs
- increased warranty and recall cost related to a specific batch of vehicles

Cash

Quarter-end cash and cash equivalents increased sequentially by $1.5B to $17.6B in Q4, driven mainly by free cash flow of $2.8B, partially offset by net debt and finance lease repayments of $1.5B. Our total debt excluding vehicle and energy product financing has fallen to just $1.4B at the end of 2021.

6

OPERATIONAL SUMMARY
(Unaudited)

	Q4-2020	Q1-2021	Q2-2021	Q3-2021	Q4-2021	YoY
Model S/X production	16,097	0	2,340	8,941	13,109	-19%
Model 3/Y production	163,660	180,338	204,081	228,882	292,731	79%
Total production	**179,757**	**180,338**	**206,421**	**237,823**	**305,840**	**70%**
Model S/X deliveries	18,966	2,030	1,895	9,289	11,766	-38%
Model 3/Y deliveries	161,701	182,847	199,409	232,102	296,884	84%
Total deliveries	**180,667**	**184,877**	**201,304**	**241,391**	**308,650**	**71%**
of which subject to operating lease accounting	13,636	13,602	14,492	16,658	16,160	19%
Total end of quarter operating lease vehicle count	72,089	83,032	95,491	108,757	120,342	67%
Global vehicle inventory (days of supply)(1)	11	8	9	6	4	-64%
Solar deployed (MW)	86	92	85	83	85	-1%
Storage deployed (MWh)	1,584	445	1,274	1,295	978	-38%
Store and service locations	523	561	598	630	655	25%
Mobile service fleet(2)	894	1,013	1,091	1,190	1,281	43%
Supercharger stations	2,564	2,699	2,966	3,254	3,476	36%
Supercharger connectors	23,277	24,515	26,900	29,281	31,498	35%

(1) Days of supply is calculated by dividing new car ending inventory by the relevant quarter's deliveries and using 75 trading days (aligned with Automotive News definition).
(2) In Q2 2021, we began including mobile service vehicles dedicated to tire repair in our mobile service fleet total. Prior period totals have been adjusted to reflect this change.

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OPERATIONAL SUMMARY

(Unaudited)

	2017	2018	2019	2020	2021	YoY
Model S/X production	98,339	101,553	62,931	54,805	24,390	-55%
Model 3/Y production	2,686	152,977	302,301	454,932	906,032	99%
Total production	**101,025**	**254,530**	**365,232**	**509,737**	**930,422**	**83%**
Model S/X deliveries	101,417	99,451	66,771	57,085	24,980	-56%
Model 3/Y deliveries	1,764	146,055	300,885	442,562	911,242	106%
Total deliveries	**103,181**	**245,506**	**367,656**	**499,647**	**936,222**	**87%**
of which subject to operating lease accounting[1]	23,250	11,034	25,439	34,470	60,912	77%
Total end of year operating lease vehicle count[1]	66,752	37,134	49,901	72,089	120,342	67%
Global vehicle inventory (days of supply)[2]	28	22	13	15	6	-60%
Solar deployed (MW)	523	326	173	205	345	68%
Storage deployed (MWh)	358	1,041	1,651	3,022	3,992	32%
Store and service locations	330	378	433	523	655	25%
Mobile service fleet[3]	218	411	758	894	1,281	43%
Supercharger stations	1,075	1,421	1,821	2,564	3,476	36%
Supercharger connectors	9,069	12,002	16,104	23,277	31,498	35%

[1] Before we adopted the new revenue accounting standard ASC 606 on January 1, 2018, operating leases included vehicle sales to customers or leasing partners with a resale value guarantee.
[2] Days of supply is calculated by dividing new car ending inventory by the relevant year's deliveries and using 300 trading days (aligned with Automotive News definition).
[3] In 2021, we began including mobile service vehicles dedicated to tire repair in our mobile service fleet total. Prior period totals have been adjusted to reflect this change.

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VEHICLE CAPACITY

In Q4, we saw a continuation of global supply chain, transportation, labor and other manufacturing challenges, limiting our ability to run our factories at full capacity.

US: California and Texas

Builds of Model Ys started in late 2021 at Gigafactory Texas. After final certification of Austin-made Model Y, we plan to start deliveries to customers.

Fremont factory achieved record production in 2021. We believe there is potential to extend overall capacity beyond 600,000 per year. We aim to maximize output from our Fremont factory while ramping new factories.

China: Shanghai

Production of both Model 3 and Model Y continued to ramp further throughout 2021. Local production is essential for reducing the cost per vehicle and improving the stability of the global supply chain. Gigafactory Shanghai continues to be our main export hub.

Europe: Berlin-Brandenburg

Equipment testing through the vehicle production process started late 2021. We are still in the process of finalizing the manufacturing permit from local authorities, which will allow us to start delivering German-made vehicles in Europe. These first vehicles will be built using 2170 cells.

Installed Annual Capacity		Current	Status
California	**Model S / Model X**	100,000	Production
	Model 3 / Model Y	500,000	Production
Shanghai	**Model 3 / Model Y**	>450,000	Production
Berlin	**Model Y**	-	Equipment test
Texas	**Model Y**	-	Equipment test
	Cybertruck	-	In development
TBD	**Tesla Semi**	-	In development
	Roadster	-	In development
	Future Product	-	In development

Installed capacity ≠ current production rate and there may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors.


2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
US/Canada
Europe
China
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021

Market share of Tesla vehicles by region (TTM)

Source: Tesla estimates based on ACEA; Autonews.com; CAAM – light-duty vehicles only

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CORE TECHNOLOGY

Autopilot and Full Self-Driving (FSD)

The team continued to iterate on FSD Beta software, releasing seven updates throughout the quarter. We successfully increased the number of FSD Beta vehicles from a couple of thousand in Q3 to nearly 60,000 vehicles in the US today.
IIHS awarded the vision-only version Model 3 and Model Y a score of “superior” in collision-avoidance functionality and Top Safety Pick+, the highest possible rating.

Vehicle Software

In Q4, we released a new user interface, featuring a customizable app launcher, simplified controls menu and support for a dark mode appearance. Additional features included a live view of the car’s blind spot when turn signals are active, editable navigation waypoints and a host of new games, entertainment and audio features. Earlier in the quarter, we added a live view of the car’s cameras to the mobile app when Sentry Mode is active.

Battery, Powertrain & Manufacturing

Manufacturing is Tesla’s critical core competency. While EVs were often deemed structurally unprofitable due to expensive batteries, we were convinced that manufacturing innovation, purpose-built vehicles and factories would solve cost concerns. In Q3-2021 (the last widely reported quarter), Tesla achieved the highest operating margin across all volume OEMs. Cost (COGS) per vehicle dropped to ~$36,000 in both Q3 and Q4 2021. We believe our current projects, including large castings, structural battery pack, 4680 cells and many others, should help us continue to minimize our product cost.


200%
150%
100%
50%
0%
-50%
Tesla
BMW
Daimler
Ford
GM
Honda
Hyundai
Nissan
Toyota
Volkswagen
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021

Vehicle delivery growth (TTM)


14%
12%
10%
8%
6%
4%
2%
0%
-2%
-4%
-6%
Tesla
BMW
Daimler
Ford
GM
Honda
Hyundai
Nissan
Toyota
Volkswagen
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021

GAAP Operating margin (TTM)

Source: Tesla, OEM reports

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OTHER HIGHLIGHTS

Energy Storage

Energy storage deployments increased by 32% YoY in 2021, mainly driven by strong Megapack deployments. As demand remains substantially above capacity, growth has been limited by supply. We are in the process of building a dedicated Megapack factory to address the growing demand.

Solar Retrofit and Solar Roof

Solar deployments were 345 MW in 2021, increasing by 68% YoY, with cash/loan purchases accounting for nearly all solar deployments. Solar Roof deployments nearly tripled YoY in 2021 and continued to grow sequentially in Q4. We are making further cost improvements, particularly on installation, to increase energy profitability.

Services and Other

In 2021, Services and Other gross margin increased to -2.7%, the best performance in five years, nudging above break-even in Q4-2021. While used car sales remained strong in 2021, profit contribution from other parts of the business, such as service, merchandise and parts sales have improved as well.


4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
2018
2019
2020
2021

Total Energy storage deployments in GWh


400
350
300
250
200
150
100
50
0
2018
2019
2020
2021

Residential solar deployed in MW

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O U T L O O K Volume Cash Profit Product We plan to grow our manufacturing capacity as quickly as possible. Over a multi-year horizon, we expect to achieve 50% average annual growth in vehicle deliveries. The rate of growth will depend on our equipment capacity, operational efficiency and the capacity and stability of the supply chain. Our own factories have been running below capacity for several quarters as supply chain became the main limiting factor, which is likely to continue through 2022. We have sufficient liquidity to fund our product roadmap, long-term capacity expansion plans and other expenses. While we continue to execute on innovations to reduce the cost of manufacturing and operations, over time, we expect our hardware-related profits to be accompanied with an acceleration of software-related profits. The pace of production ramps in Austin and Berlin will be influenced by the successful introduction of many new product and manufacturing technologies in new locations, ongoing supply-chain related challenges and regional permitting. We are making progress on the industrialization of Cybertruck, which is currently planned for Austin production subsequent to Model Y. 12

P H O T O S & C H A R T S

F R E M O N T F A C T O R Y - R E C O R D P R O D U C T I O N I N 2 0 2 1 14

G I G A F A C T O R Y B E R L I N - G R A F F I T I 15

G I G A F A C T O R Y B E R L I N - Q U A L I T Y C O N T R O L 16

G I G A F A C T O R Y B E R L I N - B O D Y S H O P 17

G I G A F A C T O R Y B E R L I N - G E N E R A L A S S E M B L Y 18

G I G A F A C T O R Y T E X A S - E X T E R I O R 19

G I G A F A C T O R Y T E X A S -   G E N E R A L A S S E M B L Y 20

G I G A F A C T O R Y T E X A S -   P A I N T S H O P 21

G I G A F A C T O R Y T E X A S -   A T T A C H I N G S E A T S T O A S T R U C T U R A L B A T T E R Y P A C K 22

G I G A F A C T O R Y   S H A N G H A I   - E X T E R I O R 23

G I G A F A C T O R Y   S H A N G H A I   -   G E N E R A L A S S E M B L Y 24

T E S L A S E M I 25

C U M U L A T I V E P R O F I T A B I L I T Y S I N C E I N C E P T I O N (Unaudited) 26

Vehicle Deliveries (millions of units) K E Y   M E T R I C S   Q U A R T E R L Y (Unaudited) Operating Cash Flow ($B) Free Cash Flow ($B) Net Income ($B) Adjusted EBITDA ($B) 27

Vehicle Deliveries (millions of units) Operating Cash Flow ($B) Free Cash Flow ($B) K E Y   M E T R I C S   T R A I L I N G   1 2   M O N T H S   ( T T M ) (Unaudited) Net Income ($B) Adjusted EBITDA ($B) 28

F I N A N C I A L S T A T E M E N T S

S T A T E M E N T O F O P E R A T I O N S (Unaudited) 30

B A L A N C E   S H E E T (Unaudited) 31

S T A T E M E N T   O F   C A S H   F L O W S  (Unaudited) 32

R e c o n c I l I a t I o n   o f   G A A P   t o   N o n – G A A P   F I n a n c I a l   I n f o r m a t I o n (Unaudited) 33

R e c o n c I l I a t I o n   o f   G A A P   t o   N o n – G A A P   F I n a n c I a l   I n f o r m a t I o n (Unaudited) 34

R e c o n c I l I a t I o n   o f   G A A P   t o   N o n – G A A P   F I n a n c I a l   I n f o r m a t I o n (Unaudited) TTM = Trailing twelve months 35

A D D I T I O N A L   I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its fourth quarter 2021 financial results conference call beginning at 4:30 p.m. CT on January 26, 2022 at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter.   CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units installed and equipment sales; we report installations at time of commissioning for storage projects or inspection for solar projects, and equipment sales at time of delivery. "Adjusted EBITDA" is equal to (i) net income (loss) attributable to common stockholders before (ii)(a) interest expense, (b) provision for income taxes, (c) depreciation, amortization and impairment and (d) stock-based compensation expense, which is the same measurement for this term pursuant to the performance-based stock option award granted to our CEO in 2018. "Free cash flow" is operating cash flow less capital expenditures. Average cost per vehicle is cost of automotive sales divided by new vehicle deliveries (excluding leases). “Days sales outstanding” is equal to (i) average accounts receivable, net for the period divided by (ii) total revenues and multiplied by (iii) the number of days in the period. “Days payable outstanding” is equal to (i) average accounts payable for the period divided by (ii) total cost of revenues and multiplied by (iii) the number of days in the period. “Days of supply” is calculated by dividing new car ending inventory by the relevant quarter’s deliveries and using 75 trading days. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP automotive gross margin, non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a diluted per share basis (calculated using weighted average shares for GAAP diluted net income (loss) attributable to common stockholders), Adjusted EBITDA, Adjusted EBITDA margin and free cash flow. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations, so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla uses to run the business and allowing investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above.  FORWARD-LOOKING STATEMENTS Certain statements in this update, including statements in the “Outlook” section; statements relating to the future development, ramp, production capacity and output rates, supply chain, demand and market growth, deliveries, deployment, availability and other features and improvements and timing of existing and future Tesla products and technologies such as Model 3, Model Y, Model X, Model S, Cybertruck, our equipment, our Autopilot, Full Self-Driving and other vehicle software, energy storage and solar products and the battery and powertrain technologies we are developing; statements regarding operating margin, operating profits, spending and liquidity; and statements regarding construction, expansion, improvements and/or ramp and related timing at the California Factory, Gigafactory Shanghai, Gigafactory Berlin, Gigafactory Texas and Megapack factory are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: uncertainties in future macroeconomic and regulatory conditions arising from the current global pandemic; the risk of delays in launching and manufacturing our products and features cost-effectively; our ability to grow our sales, delivery, installation, servicing and charging capabilities and effectively manage this growth; consumers’ demand for electric vehicles generally and our vehicles specifically; the ability of suppliers to deliver components according to schedules, prices, quality and volumes acceptable to us, and our ability to manage such components effectively; any issues with lithium-ion cells or other components manufactured at Gigafactory Nevada; our ability to build and ramp Gigafactory Shanghai, Gigafactory Berlin and Gigafactory Texas in accordance with our plans; our ability to procure supply of battery cells, including through our own manufacturing; risks relating to international expansion; any failures by Tesla products to perform as expected or if product recalls occur; the risk of product liability claims; competition in the automotive and energy product markets; our ability to maintain public credibility and confidence in our long-term business prospects; our ability to manage risks relating to our various product financing programs; the status of government and economic incentives for electric vehicles and energy products; our ability to attract, hire and retain key employees and qualified personnel and ramp our installation teams; our ability to maintain the security of our information and production and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our quarterly report on Form 10-Q filed with the SEC on October 25, 2021. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.    36